Exhibit 23.6

FAX (713) 651-0849
1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191
July 17, 2008
Mr. Jesús Reyes Heroles González Garza
Director General
Petróleos Mexicanos
Avenida Marina Nacional No. 329
Colonia Huasteca C.P. 11311
México
Dear Mr. Reyes Heroles:
     We hereby consent to all references to our firm as set forth in this Registration Statement on Form F-4 filed by Petróleos Mexicanos, under the heading “Experts”. We reviewed the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of December 31, 2006 and December 31, 2007 for 273 and 276 fields, respectively. These estimates were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(13) of Regulation S-X of the United States Securities and Exchange Commission. The fields are located onshore and offshore of Mexico in the Northern Region, and are those referenced in our audit letters dated July 9, 2007, and February 11, 2008.

Very truly yours,

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.

1200, 530-8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790